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                                  AMENDMENT NO. 1
                                        TO
                              STOCK PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO STOCK AGREEMENT dated as of March 31, 1999 by and between Zenith Insurance Company, a California corporation ("Seller"), and Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Buyer").

     WHEREAS, Seller and Buyer are parties to a Stock Purchase Agreement dated as of February 22, 1999 (the "Agreement"); and

     WHEREAS, Buyer and Seller desire to amend the Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and other agreements set forth herein, intending to be legally bound, the parties hereby agree as follows:

     1.   Section 2.2 of the Agreement is hereby amended by:

          (a) substituting the amount "Two Hundred Seventy Five Million Six Hundred Thirty Nine Thousand One Hundred and Sixty Dollars ($275,639,160)" for the amount "Two Hundred Seventy-Two Million Dollars ($272,000,000)" in the first line thereof; and

          (b) substituting the following sentence for the second sentence thereof:

          "The Purchase Price shall be subject to adjustment after Closing pursuant to Sections 2.4 and 2.6 hereof."

     2. Section 2.3 of the Agreement is hereby amended by and restated in its entirety to read as follows:

               "The consummation of the purchase and sale of the Shares ("Closing") shall be effective at 11:59 p.m., California time, on the last day of the calendar month in which all conditions to the respective obligations of the parties set forth in Sections 7 and 8 hereof (other than those that are intended to be satisfied only at the Closing) have been satisfied (such effective date and time being referred to herein as the "Closing Date"). The physical transfer of funds and delivery of the Shares shall occur at 11:00 a.m., New York time, on the Closing Date at the offices of


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          LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New
          York, New York, or at such other time, date and place as shall be mutually agreed upon by the parties. Each party hereto agrees to use commercially reasonable efforts promptly to satisfy the conditions to Closing to be satisfied by it in order to expedite the Closing."

     3.   Section 2.4 of the Agreement is amended by substituting the phrase:
"an unaudited statutory balance sheet of CalFarm as of the Closing Date (the "Closing Date Balance Sheet")" for the words "an unaudited statutory balance sheet of CalFarm as of the end of the calendar month immediately preceding the Closing Date (the "Closing Balance Sheet")" in the third line thereof.

     4.   Section 2.5 of the Agreement is hereby amended by:

          (a) substituting the words "Within the earlier of 15 days after receipt of the 1998 Pro Forma Balance Sheet or 9:00 am (New York
               Time) on March 31, 1999" for the words "within 15 days after receipt of the 1998 Pro Forma Balance Sheet and

          (b) amending the last sentence thereof in its entirety to read as follows:

               If Buyer does not notify Seller as to any disputed items within the earlier 15 days after receipt of the 1998 Pro Forma Balance Sheet or 9:00 am (New York Time) on March 31, 1999, the 1998 Pro Forma Balance Sheet provided by Seller shall be deemed acceptable to Buyer."

     5. Section 2.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "On March 3, 1999, Seller provided Buyer with a copy of an appraisal report prepared by Giannelli, Jarrette & Filipiak on the real property located at 1601 Exposition Boulevard, Sacramento, CA 95815 (the "Sacramento Property") which set forth an estimated current market valuation for the Sacramento Property equal to $24,155,000 (the "Appraised Value"). On March 16, 1999, Buyer delivered notice to Seller of its objection to and dispute of the Appraised Value (the "Objection Notice"). Buyer shall deliver to Seller, within 30 Business Days after the delivery of the Objection Notice, at its own cost and expense, an appraisal report by an MAI certified appraiser of Buyer's choice familiar with the Sacramento commercial real estate market, of the estimated current market value for the Sacramento Property


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          (the "Buyer Appraised Value").  If Buyer and Seller are unable to reach agreement as to the amount of the purchase price adjustment, if any, due under this Section 2.6 within 15 Business Days after receipt by Seller of the report containing the Buyer Appraised Value, Buyer and Seller shall select another MAI certified appraiser familiar with the Sacramento commercial real estate market with no material relationship with Buyer, Seller or any of their respective affiliates to render a third appraisal report of the estimated current market value for the Sacramento Property (the "Final Appraised Value"). Upon determination of the Final Appraised Value and within two Business Days after delivery to Buyer and Seller of a copy of the third appraisal report, (i) Buyer shall pay Seller, in immediately available funds, a sum equal to the amount, if any, by which the Final Appraised Value exceeds $20,000,000 and (ii) Seller shall pay Buyer, in immediately available funds, a sum equal to the amount, if any, by which the Final Appraised Value is less than $20,000,000; provided that in no event shall Seller be required to pay Buyer an amount in excess of $3,639,160."

     6. All other terms and conditions of the Agreement are hereby ratified and confirmed by the parties hereto and shall remain in full force and effect.

     7. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Agreement.

     8. This Amendment shall bee governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

     9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                   ZENITH INSURANCE COMPANY


                                   By:  /s/ John J. Tickner
                                        -------------------
                                      Name: John J. Tickner
                                      Title:   Senior Vice President


                                   NATIONWIDE MUTUAL INSURANCE COMPANY


                                   By:  /s/ Robert A. Oakley
                                        --------------------
                                      Name: Robert A. Oakley
                                      Title:  Executive Vice President -
                                              Chief Financial Officer


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